KENNEDY COVINGTON
                  ---------------------------------------------
                                ATTORNEYS AT LAW



                                February 3, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

RE:  First Investors Multi-State Insured Tax Free Fund


Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                   Very truly yours,

                                   /s/ Kennedy Covington Lobdell & Hickman, LLP
                                            by F. Daniel Bell III

                                   Kennedy, Covington, Lobdell & Hickman, L.L.P.











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Kennedy Covington Lobdell & Hickman, L.L.P.   www.kennedycovington.com   434 Fayetteville Street Mall
                                                 phone 919.743.7300      19th Floor, Post Office Box 1070
                                               facsimile 919.743.7358    Raleigh, North Carolina 27602-1070
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